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                                                                     EXHIBIT 5.1

Craftmade International, Inc.
650 South Royal Lane
Coppell, Texas 75019

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Craftmade International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 375,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, for issuance pursuant to the Craftmade International, Inc. 1999 Stock Option Plan and the Craftmade International, Inc. 2000 Non-Employee Director Stock Plan (collectively, the "Plans").

In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the Securities Act.

On the basis of the foregoing, it is our opinion that the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Respectfully submitted.


                                       /s/ Haynes and Boone, LLP
                                       Haynes and Boone, LLP